UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________________

Date of Report (Date of earliest event reported):   April 17, 2012

CITIZENS FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in charter)

Pennsylvania (State or other jurisdiction of incorporation)	0-13222 (Commission File Number)	23-2265045 (IRS Employer Identification No.)

15 South Main Street, Mansfield, Pennsylvania 16933
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:  (570) 662-2121

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) and (b)

On April 17, 2012, Citizens Financial Services, Inc. (the “Company”) held its annual meeting of stockholders (“Annual Meeting”).   The stockholders of the Company voted on four proposals at the Annual Meeting.  All proposals were approved pursuant to the following final voting results from the Annual Meeting:

1.	The following individuals were elected as directors, each for a three-year term, by the following vote:

	FOR	WITHHELD	BROKER NON-VOTES
Robert W. Chappell	1,338,960	78,889	365,999
Roger C. Graham, Jr.	1,293,220	124,629	365,999
E. Gene Kosa	1,284,951	132,898	365,999
R. Joseph Landy	1,350,747	67,102	365,999

2.
The appointment of S.R. Snodgrass, A.C., Certified Public Accountants, as the independent auditor for the Company for the fiscal year ending December 31, 2012 was ratified by shareholders by the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,774,327	5,505	4,016	0

3.           The approval of an advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the proxy statement, by the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,310,203	29,949	77,697	365,999

4.	An advisory vote was taken on the frequency of the advisory vote to approve the compensation of the Company’s named executive officers and the vote was as follows:

3 YEARS	2 YEARS	1 YEAR	ABSTAIN	BROKER NON-VOTES
1,782,341	42,765	7,339	0	365,999

The total shares voted at the annual meeting were 1,783,848.

(c)           n/a

(d)
Consistent with the Board of Directors’ recommendation and in light of the shareholder vote on the frequency of shareholder votes on executive compensation, the Company has determined to include it its proxy materials the shareholder advisory vote on the compensation of its named executive officers every three years.

Item 8.01	Other Events.

On April 20, 2012, Citizens Financial Services, Inc. issued a press release titled “Citizens Financial Services, Inc. Holds Annual Meeting,” attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
99.1	Press Release dated April 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citizens Financial Services, Inc.

Date: April 20, 2012	By:	/s/ Randall E. Black
Randall E. Black
Chief Executive Officer and President